Exhibit 99.1

TrueCar, a Keating Capital Portfolio Company, Completes IPO

TrueCar Raises $70 Million and Lists on Nasdaq

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--May 19, 2014--Today Keating Capital, Inc. (the “Company”) (Nasdaq: KIPO), a closed-end fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, announced that TrueCar, Inc., a portfolio company, completed the pricing of its initial public offering of 7,775,000 shares of common stock at a price to the public of $9.00 per share on May 15, 2014. The shares began trading on the Nasdaq Global Select Market under the ticker symbol "TRUE" on May 16, 2014.

Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBC Capital Markets, LLC acted as joint book-running managers for the offering. Cowen & Company, LLC and JMP Securities, LLC acted as co-managers for the offering.

Founded in 2005 and based in Santa Monica, California, TrueCar empowers car buyers by giving them transparent insight into what others actually paid, upfront pricing info, a guaranteed savings certificate, and a connection to a trusted TrueCar Certified Dealer to seamlessly complete the car purchase.

On September 26, 2011, Keating Capital purchased 377,358 shares of TrueCar’s common stock for $7.95 per share (after giving effect for a two-for-three reverse stock split before the IPO), for a total investment of $3 million. Based on the $9.00 IPO price, Keating Capital’s common stock would have a value of approximately $3.4 million, representing 1.13x our initial investment cost. As of March 31, 2014, Keating Capital’s investment in TrueCar had a fair value of $3.7 million, or a price of $9.86 per split-adjusted share.

“TrueCar priced their IPO in a market environment that has been choppy for emerging growth companies and new issuers alike,” stated Timothy J. Keating, CEO of Keating Capital. “Despite these market conditions, we believe that TrueCar has a very strong management team and a compelling value proposition for both consumers and auto dealers. We remain confident that the public markets will appropriately recognize TrueCar as it executes its business plan and achieves key operating milestones over time,” added Mr. Keating.

About Keating Capital, Inc.

Keating Capital (www.keatingcapital.com) is a closed-end fund (regulated as a business development company under the Investment Company Act of 1940) that specializes in making pre-IPO investments in emerging growth companies that are committed to and capable of becoming public. Keating Capital provides investors with the ability to participate in a publicly traded fund that allows its stockholders to share in the potential value accretion that Keating Capital believes typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

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Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

CONTACT:
Investor Relations:
Keating Capital, Inc.
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com